EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements No. 333-146483-03, 333-108416, 333-103515 and 333-85486 on Form S-3 of Duke Energy Carolinas, LLC of our report dated March 7, 2008, relating to the consolidated financial statements and financial statement schedule of DCP Midstream, LLC and subsidiaries as of and for the years ended December 31, 2006 and 2005, appearing in this Annual Report on Form 10-K of Duke Energy Carolinas, LLC for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

March 14, 2008